UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2007, the Board of Directors (the “Board”) of Cornell Companies, Inc. (the “Company”) approved an amendment and restatement of the Company’s bylaws (as amended and restated, the “Restated Bylaws”) to revise Sections 5.1 through 5.4 thereof to expressly provide for the issuance of uncertificated shares.   Pursuant to Section 501.00 of the New York Stock Exchange Listed Company Manual, issuers are required to be eligible for a direct registration program, which permits an investor’s ownership to be recorded and maintained on the issuer’s (or its transfer agent’s) books and records without the issuance of a physical stock certificate.  The Restated Bylaws are effective immediately.

The above summary of the revisions to Sections 5.1 through 5.4 of the Company’s bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Cornell Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: December 17, 2007

	By:	/s/ William E. Turcotte
William E. Turcotte
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Cornell Companies, Inc.